EXHIBIT 16

May 8, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by M.B.A. Holdings, Inc., to be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Amendment No. 1 to Form 8-K report dated May 8, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Semple & Cooper, LLP

Phoenix, Arizona